Exhibit 10.25

GENERAL RELEASE AGREEMENT

This General Release Agreement dated as of October 31, 2012 (this “Agreement”), is made by and among Joseph A. Cellura, Craig A. Fielding, Consorteum Holdings, Inc., Consorteum, Inc., and Patrick Shuster

RECITALS:

1.	The parties to this Agreement have various disputes and claims (the “Disputes”) against each other arising out of or in connection with their respective positions with, and actions taken or omitted to be taken for, Consorteum Holdings, Inc., Consorteum, Inc. and various other entities and persons named below in this Agreement.

2.	In order to resolve these Disputes the parties entered into a settlement and release agreement dated October 21, 2012 (the “Settlement Agreement”). Section B Item 8 of the Settlement Agreement requires the parties to execute and deliver general releases to each other to resolve all Disputes with finality.

3.	The parties agree to execute and deliver this Agreement to fulfill the requirement of the Settlement Agreement as described in Recital 2 of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

SECTION A

DEFINITIONS

“Affiliate” refers to a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with, the Person specified, for so long as such Person remains so associated to the specified Person. Control means, with respect to a specified Person, the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt CSRH and Consorteum will not be deemed Affiliates of Cellura for any purposes under this Agreement.

“Agreement” refers to this Agreement.

“Cellura” refers to Joseph Cellura and his heirs, successors and assigns, privies, executors, administrators, legatees, and distributes, attorneys, insurers, employees and agents, past or present, and shall include for all purposes Game2Mobile, Inc. or any affiliate thereof.

“Consorteum” refers to Consorteum, Inc., and its shareholders, predecessors, successors, parents, subsidiaries, and affiliates, and their respective directors, officers, management committee members, attorneys, insurers, employees and agents, past or present.

“CSRH” refers to Consorteum Holdings, Inc., and its shareholders, predecessors, successors, parents, subsidiaries, and affiliates, and their respective directors, officers, management committee members, attorneys, insurers, employees and agents, past or present.

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“Counsel for Cellura” refers to Douglas Dollinger, Esq.

“Counsel for CSRH and Consorteum and Fielding” refers to Sol V. Slotnik, P.C.

“Disputes” refers to any and all claims, counterclaims, crossclaims, third-party claims or any other claims howsoever denominated or described by any Party against any other Party arising out of, in connection with, under or related to CSRH, Consorteum, Cellura, Fielding, Shuster, their respective Affiliates, and any executed and closed or potential and unconsummated transaction by and among any of the foregoing or any other person or entity beginning on and after March 1, 2011, and continuing through and including the Effective Date including therein, but without limitation the action filed in the United States District Court for the Southern District of New York (Civ. Action No. 2012/05098 pending before U.S.D.J. Edgardo Ramos (the “Action”) and any potential or closed financing or lending or funding transaction for any Party.

“Effective Date” refers to the date on which this Agreement becomes effective, which after this Agreement is signed by all Parties shall be deemed to be October 21, 2012.

“Fielding” refers to Craig A. Fielding, and his heirs, successors and assigns, privies, executors, administrators, legatees, and distributes, attorneys, insurers, employees and agents, past or present.

“Parties” refers collectively to all parties to this Agreement.

"Person": Any natural person, corporation, partnership, joint venture, trust, incorporated organization, limited liability company, other form of business or legal entity or Governmental Authority.

“Signature Page” refers to the signature page contained in Section E of this Agreement.

SECTION B

TERMS AND CONDITIONS APPLICABLE TO THIS AGREEMENT

1. Consent and Authority. The signatories to this Agreement represent and warrant that they have the full and proper consent and authority of the persons or entities for which they sign to enter into this Agreement. Each of the Parties represents and warrants that he/she/it is the full and sole owner of the claims, demands and/or causes of action released and settled in this Agreement, that he/she/it has full authority and consent to execute this Agreement and to settle and release all such claims, demands and/or causes of action, and that the claims, demands, causes of action and/or other matters released in this Agreement have not been assigned, transferred, or otherwise encumbered.

2. No Assignment of Claims. Each Party represents and warrants to all other Parties that he or it has not assigned or transferred any claims against any other Party to any person or entity.

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3. No Litigation and Proceedings. Each Party represents and warrants to each other Party that there are no pending or outstanding administrative, arbitration, or judicial proceedings of any kind against any of the other Parties to which he, it or any of their representatives is a party, and that there are no such outstanding charges, complaints, claims, actions lawsuit or proceedings (together an “Action”) against any other Party that involve or relate to the Disputes. Pursuant to and as a part of each Party’s release and discharge of all other Parties, as set forth herein, each Party agrees, with the sole exception of the right to bring a proceeding to enforce his or its rights under this Agreement, and to the fullest extent permitted by law, not to sue or file a charge, complaint, grievance or demand for arbitration against any other Party in any forum or assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, investigation or other proceeding of any kind which relates to any matter that involves any other Party, and that occurred up to and including the date of each Party’s execution of this Agreement, unless required to do so by court order, subpoena or other directive by a court, administrative agency, arbitration panel or legislative body, or unless required to enforce this Agreement. To the extent any such action may be brought by a third party, each Party expressly waives any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action. Nothing in the foregoing paragraph shall prevent any Party (or its attorneys) from commencing an action or proceeding to enforce this Agreement.

4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the Parties; provided, however, that no Party may assign this Agreement or its rights and obligations hereunder without the prior written consent of each other Party. Any purported assignment without such consent shall be void and of no force and effect.

5. Amendment. This Agreement may not be amended, nor shall any waiver, change, modification, consent, or discharge be effected except by an instrument in writing executed by or on behalf of the Party against whom enforcement of any waiver, change, modification, consent, or discharge is sought.

6. Jointly Drafted. This Agreement has been reviewed and/or revised by counsel for the Parties. Accordingly, the Agreement shall be deemed to have been jointly drafted by the Parties for the purposes of applying any rule of contract construction.

7. Severability. In the event that any provision of this Agreement shall be held to be void, voidable, or unenforceable in any respect, the remaining portions shall remain in full force and effect.

8. Headings. Headings in this Agreement are for the convenience of the Parties and are not to be used in construing the document.

9. Additional Documents. Each of the Parties agrees to execute such additional documents as may be reasonably necessary to effectuate the terms of this Agreement either prior to or after the Effective Date to ensure that every other Party has the benefit of the terms and conditions of this Agreement.

10. Complete Agreement. The Parties agree that this Agreement and the Settlement Agreement constitutes the full, final and complete settlement of the matters released herein, and supersedes all other written or oral exchanges, arrangements, or negotiations between them concerning the subject matter of this Agreement, all of which are merged with and into this Agreement and shall not survive the Effective Date.

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11. Counterparts and Scanned/Facsimile Execution. This Agreement may be executed in one or more counterparts or by scanned electronic signature or facsimile, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

12. Notices. All notices, requests, demands or other communications to any Party shall be in writing and shall conclusively be deemed to have been received and to be effective upon receipt if sent by personal delivery or the next business day if sent by Federal Express or similar overnight courier service or three business days after deposit in the United States mails, certified mail, with proper postage prepaid and addressed to the party to be notified at the following addresses (or to such other address of any party as such party shall designate in a notice delivered to the other party hereunder):

If to CSRH, Consorteum, Fielding or Shuster:

5045 Orbiter Road-Building 8-Suite 200

Mississauga, Ontario, Canada, L4W 4Y4

Attn: Mr. Craig A. Fielding

If to Cellura, at

[Insert address]

13. Expenses. Each Party shall pay its own expenses incident to the performance or enforcement of this Agreement, including all fees and expenses of its counsel for all activities of such counsel undertaken pursuant to this Agreement, except as otherwise herein specifically provided in Section 28.

14 Governing Law. This Agreement shall be interpreted, construed, and enforced, and its construction and performance shall be governed by the laws of the State of Nevada without giving effect to the conflict of laws or choice of laws rules thereof.

15. Jurisdiction; Venue; Jury Trial Waiver. (a) Any action to enforce this Agreement shall be brought in the federal or state courts of the State of Nevada, County of Clark. Each party irrevocably submits to the exclusive jurisdiction of (i) the Courts of the State of Nevada and (ii) the United States District Court for the District of Nevada, for the purposes of any suit, action or other proceeding (including appeals to their respective appellate courts) arising out of this Agreement (and agrees not to commence any action, suit or proceeding relating hereto except in such courts). Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Courts of the State of Nevada or (ii) the United States District Court for the District of Nevada, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

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(b) EACH PARTY HEREBY WAIVES IRREVOCABLY ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, AND THE ENFORCEMENT THEREOF, WHETHER ALLEGED IN TORT, CONTRACT OR OTHERWISE AND WHETHER ASSERTED AS A CLAIM, COUNTERCLAIM, THIRD-PARTY CLAIM OR IN ANY OTHER FORM.

16. Attorney’s Fees and Costs. In any action at law or in equity necessary to enforce or interpret the terms of this Agreement, the prevailing party (either plaintiff or defendant) shall be entitled to recover from the other party reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such prevailing party may be entitled.

17. Waiver of Section 1542 of the California Civil Code. Cellura acknowledges that he has been advised of and is familiar with Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Cellura acknowledges in this connection that he may have Claims (as defined above) against the other Parties to this Agreement that are presently unknown and unsuspected. Nevertheless, Cellura acknowledges that this Agreement has been negotiated and agreed upon in light of this possibility and expressly waives any rights that he may have under Section 1542 of the California Civil Code, or any other state or federal statute or common law principle of similar effect.

18. Representations of Corporate Parties. CSRH, Consorteum and each CSRH Affiliate represents and warrants, with the understanding that these representations will survive execution and delivery of this Agreement: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (b) has all requisite power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by CSRH, Consorteum and each CSRH Affiliate, constitutes its legal, valid, and binding obligation , and is enforceable as to it in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, or notice to, any governmental authority or any other person is required to be obtained or made by CSRH, Consorteum or any CSRH Affiliate for the execution, delivery, or performance of this Agreement. No consent of any party to any contract to which CSRH, Consorteum or any CSRH Affiliate is a party, is required for the execution, delivery, or performance of this Agreement. The execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any person to terminate or call a default under, any such contract, or violate or result in a breach of any term of the certificates of incorporation or by-laws of CSRH, Consorteum or any CSRH Affiliate.

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19. Representations of Cellura, Fielding and Shuster. Each of Cellura, Fielding and Shuster represents and warrants to all other Parties to this Agreement, with the understanding that these representations will survive execution and delivery of this Agreement: he has all requisite power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by each of Cellura, Fielding, and Shuster and constitutes his legal, valid, and binding obligation, and is enforceable as to him in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, or notice to, any governmental authority or any other person is required to be obtained or made by Cellura Fielding or Shuster or any of their respective Affiliates for the execution, delivery, or performance of this Agreement. No consent of any party to any contract to which Cellura, Fielding, Shuster or any of their respective Affiliates is a party, is required for the execution, delivery, or performance of this Agreement. The execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any person to terminate or call a default under, any such contract, or violate or result in a breach of any term of any agreement to which Cellura, Fielding, Shuster or their respective Affiliates is a party.

SECTION C

RELEASES

20. Cellura’s Release of CSRH, Consorteum and their Affiliates. Cellura for himself, his Affiliates, and his heirs, successors and assigns, privies, executors, administrators, legatees, and distributees, hereby releases and forever discharges CSRH, Consorteum, and each of their shareholders, predecessors, successors, parents, subsidiaries, and Affiliates, as well as their respective directors, officers, management committee members, attorneys, insurers, employees, representatives and agents, past or present, from any and all claims, demands, acts, transactions, disputes, omissions, duties, promises, assurances, representations, debts, liabilities, costs, complaints, damages, requests for relief, actions, facts, losses, expenses, obligations, occurrences, causes of action, or lawsuits of any kind or nature, whether previously asserted or not, and whether now known or unknown, that Cellura and his Affiliates has or may have against CSRH, Consorteum or their Affiliates in connection with the Disputes. This releases all claims in connection with the Disputes, including those of which Cellura is not aware and those not mentioned in this paragraph. As of the Effective Date of this Agreement, Cellura knows of no other claims he has against CSRH and Consorteum and their Affiliates. This paragraph applies to all claims in connection with the Disputes resulting from anything that has happened from the beginning of time up to and including the Effective Date of this Agreement, and also includes all of the following: any and all charges, complaints, actions, grievances, causes of action, suits, liabilities, obligations, promises, controversies, damages, losses, debts and expenses (including attorneys fees and costs) and claims in law or equity of any nature whatsoever, known or unknown, suspected or unsuspected, Cellura ever had, now has, or shall have against CSRH and Consorteum and their Affiliates to the date of Cellura’s execution and delivery of this Agreement, including but not limited to: (i) claims arising out of breach of an express or implied employment agreement including claims for salary, bonuses, equity compensation or awards or issuances, and reimbursement for disbursements and expenses, (ii) claims for wrongful discharge or termination of employment, (iii) claims for intentional or negligent tort, (iv) claims alleging a violation of Title VII of the Civil Rights Act of 1964, the Civil Rights Act of !991 or comparable laws of the State of Nevada or California, (v) any claims, demands, and causes of action alleging violations of public policy, or of any federal, state, or local law, statute, regulation, executive order, or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Americans With Disabilities Act, 42 U.S.C. § 12101 et seq., the Fair Labor Standards Act, 29 U.S.C. § 201 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., including the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq., as each such act has been amended, (vi) claims pursuant to federal, state and local law regarding discrimination based on age, race, sex, age, religion, national origin, disability, marital status, sexual orientation, or preference, including claims for sexual harassment, sex discrimination or retaliation, (vii) claims for alleged violation of any other local, state or federal law, regulation, ordinance or public policy, including tortuous discharge in violation of public policy and breach of the implied covenant of good faith and fair dealing, having any bearing on the terms and conditions of Cellura’s employment with or by CSRH and Consorteum and (viii) any claims, demands, and causes of action for monetary or equitable relief, including, but not limited to, wages, back pay, severance pay, vacation pay, sick pay, personal leave pay, medical or life insurance, non-vested employee benefits, compensatory damages, exemplary or punitive damages, fines, liquidated damages, injunctive relief, or attorneys’ fees and costs, except as noted within this Agreement. Cellura agrees not to bring or cause to be brought any claim or demand against CSRH or Consorteum in any court or before any other governmental authority or regulatory body for, or relating to or arising out of or under the matters that are the subject of, or included within this Release. Nothing in the foregoing paragraph shall prevent Cellura (or his attorneys) from commencing an action or proceeding to enforce this Agreement, or the breach of any representations and warranties and covenants by any other Party.

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21. Cellura’s Release of Fielding and Shuster. Cellura for himself, his Affiliates and each of his heirs, successors and assigns, privies, executors, administrators, legatees, and distributees hereby releases and forever discharges Fielding and Shuster, and each of their respective heirs, successors and assigns, privies, executors, administrators, legatees, and distributees, attorneys, insurers, employees and agents, past or present, from any and all claims, demands, acts, transactions, disputes, omissions, duties, promises, assurances, representations, debts, liabilities, costs, complaints, damages, requests for relief, actions, facts, losses, expenses, obligations, occurrences, causes of action, or lawsuits of any kind or nature, whether previously asserted or not, and whether now known or unknown, that Cellura has or may have against Fielding or Shuster in connection with the Disputes. This releases all claims in connection with the Disputes, including those of which Cellura is not aware and those not mentioned in this paragraph. As of the Effective Date of this Agreement, Cellura does not know of any other claims he may have against Fielding or Shuster and their Affiliates. This paragraph applies to all claims in connection with the Disputes resulting from anything that has happened from the beginning of time up to and including the Effective Date of this Agreement. Nothing in the foregoing paragraph shall prevent Cellura (or his attorneys) from commencing an action or proceeding to enforce this Agreement, or the breach of any representations and warranties and covenants by any other Party.

23. Waiver of Section 1542 of the California Civil Code. Cellura acknowledges that he has been advised of and is familiar with Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Cellura acknowledges in this connection that he may have Claims (as defined above) against the other Parties to this Agreement that are presently unknown and unsuspected. Nevertheless, Cellura acknowledges that this Agreement has been negotiated and agreed upon in light of this possibility and expressly waives any rights that he may have under Section 1542 of the California Civil Code, or any other state or federal statute or common law principle of similar effect.

24. Fielding’s and Shuster’s Release of Cellura. Fielding and Shuster for himself and each of their respective heirs, successors and assigns, privies, executors, administrators, legatees, and distributes, hereby releases and forever discharges Cellura, his Affiliates and each of his heirs, successors and assigns, privies, executors, administrators, legatees, and distributees, attorneys, insurers, employees, representatives and agents, past or present, from any and all claims, demands, acts, transactions, disputes, omissions, duties, promises, assurances, representations, debts, liabilities, costs, complaints, damages, requests for relief, actions, facts, losses, expenses, obligations, occurrences, causes of action, or lawsuits of any kind or nature, whether previously asserted or not, and whether now known or unknown, that Fielding or Shuster has or may have against Cellura in connection with the Disputes. This releases all claims in connection with the Disputes, including those of which Fielding and Shuster are not aware and those not mentioned in this paragraph. As of the Effective Date of this Agreement, each of Fielding and Shuster does not know of any other claims he may have against Cellura and his Affiliates. This paragraph applies to all claims in connection with the Disputes resulting from anything that has happened from the beginning of time up to and including the Effective Date of this Agreement. Nothing in the foregoing paragraph shall prevent Fielding, Shuster (or his attorneys) from commencing an action or proceeding to enforce this Agreement, the breach of any representations and warranties and covenants by any other Party.

25. CSRH and Consorteum Release of Cellura. CSRH and Consorteum and their Affiliates hereby release and forever discharge Cellura, his Affiliates and his heirs, successors and assigns, privies, executors, administrators, legatees, and distributees, attorneys, insurers, employees, representatives and agents, past or present, from any and all claims, demands, acts, transactions, disputes, omissions, duties, promises, assurances, representations, debts, liabilities, costs, complaints, damages, requests for relief, actions, facts, losses, expenses, obligations, occurrences, causes of action, or lawsuits of any kind or nature, whether previously asserted or not, and whether now known or unknown, that CSRH, Consorteum and their Affiliates have or may have against Cellura in connection with the Disputes. This releases all claims in connection with the Disputes, including those of which CSRH and Consorteum are not aware and those not mentioned in this paragraph. As of the Effective Date of this Agreement, CSRH and Consorteum know of no other claims they have against Cellura and his Affiliates. This paragraph applies to all claims in connection with the Disputes resulting from anything that has happened from the beginning of time up to and including the Effective Date of this Agreement. Nothing in the foregoing paragraph shall prevent CSRH, Consorteum (or their attorneys) from commencing an action or proceeding to enforce this Agreement, the breach of any representations and warranties by any other Party.

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SECTION E

SIGNATURES

In recognition of and agreement to the terms of the Agreement, the Parties hereto affix their signatures below intending the Agreement to be effective as of October 21, 2012.

Dated: October 31, 2012

Consorteum Holdings, Inc.

/s/ Craig A. Fielding

Craig A. Fielding, CEO

Consorteum, Inc.

/s/ Craig A. Fielding

Craig A. Fielding, CEO

/s/ Craig A. Fielding

Craig A. Fielding

/s/ Joseph Cellura

Joseph Cellura

/s/ Patrick Shuster

Patrick Shuster

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